Exhibit A

                               Warrant Agreement


WARRANT AGREEMENT

     This Warrant Agreement, dated as of ______________, _______, by and between American Capital Holdings, Inc., a Florida corporation
(the "Company"), and _________________________, the registered holder of the Warrants (as defined below) (the "Holder").

          BACKGROUND INFORMATION

    The Company is offering (the "Offering") to sell up to 20,000,000 shares of our Common Stock at a purchase price of $5.00 per share, and 2,000,000 common stock purchase warrants in a Florida Corporation known as the American Capital Holdings, Inc. ("ACH") Warrants (the "Warrants"). For every ten shares purchased in the offering, the purchaser will be entitled to one detachable warrant. Each Warrant will entitle the Holder to purchase one share of the Company's common capital stock (the "Common Stock"), at an exercise price of Six dollars ($6.00) per share if exercised within two years of the date of issuance. The shares of Common Stock issuable upon exercise of the Warrants are sometimes hereinafter referred to as the "Warrant Shares".

    The Company desires to fix the form and provisions of each certificate that will represent one or more issued Warrants (each a "Certificate"); the terms of the Warrants themselves with respect to issuance, exercise,redemption and expiration, and the respective rights, limitations, obligations and duties of the Company and each holder which will be established upon any such issuance; and to make each Warrant when represented by a Certificate that has been duly executed by the Company (or by any substitute or replacement Certificate issued under the terms set forth below), the valid, binding and legally enforceable obligation of the Company.

    Accordingly, the Company and the Holder hereby agree as follows:

OPERATIVE PROVISIONS

         1. Warrant Certificates: Each Certificate to be delivered pursuant to this Agreement shall be in registered form only, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The form of Certificate is attached as Exhibit "WA-1" hereto.

         2.
              Warrants Governed by Agreement: This Warrant Agreement governs an issue of up to 2,000,000 Warrants, each of which will entitle its Holder to purchase one Warrant Share on the terms and subject to the conditions and possible adjustments set forth herein.

         3.   Execution and Date of Warrant Certificates:

              3.1          General:  Each Certificate shall be
executed on behalf of the Company by its President or Vice President, whose signature thereon will be attested to by the Secretary of the Company.

              3.2 Warrant Agent: If the Company shall hereafter appoint a "Warrant Agent" as shall be its right pursuant to this Agreement, then each such signature upon the Certificate may be in the form of a facsimile signature of the present or any future president, vice president, corporate secretary or assistant secretary and may be imprinted or otherwise reproduced on the Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been president, vice president, corporate secretary or assistant secretary, notwithstanding the fact that at the time any Certificate shall be countersigned and delivered or disposed of, he or she shall have ceased to hold such office. No Certificate issued after the appointment of a Warrant Agent pursuant to this Agreement shall be valid unless manually countersigned by the Warrant Agent; however, any Certificate issued prior to such time shall not become invalid by reason of such appointment. In case any officer of the Company who shall have signed any of the Certificates shall cease to be such officer before the Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Certificate, shall be a proper officer of the Company to sign such Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

              3.3 Date of Certificate: Each Certificate shall be dated as of the date of execution by the Company officers described above, except that after the appointment of a Warrant Agent pursuant to this Agreement it shall be dated the date of countersignature by the Warrant Agent.

         4. Registration: The Company shall acknowledge each registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), in connection with its sale, transfer or exercise, any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         5.   Right to Exercise Warrants.

              5.1    Expiration Date:  Each Warrant shall expire at
5:00 p.m., Eastern Standard Time, on the date two years after the date of the Certificate (the "Expiration Date") and may be exercised at any time prior thereto.

             5.2   Exercise Price and the Payment for the Warrants:
Subject to the provisions of this Agreement, Holder shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) that number of fully paid and non-assessable Warrant Shares, at the per share price of $6.00 if exercised on or before the Expiration Date
(the "Exercise Price") as shall be designated in a completed and executed Election to Purchase form appearing on each Certificate, and upon surrender to the Company of the Certificate evidencing each such Warrant being exercised, and payment of a monetary amount equal to the product of the Exercise Price and the number of Warrant Shares being purchased (the
"Exercise Price Multiple"). The Exercise Price Multiple may be paid in cash or by certified check payable to the order of the Company. Subject to
Section 6, upon such surrender of a Certificate and payment of the Exercise Price Multiple, the Company shall cause to be issued and delivered promptly to the Holder a certificate for the Warrant Shares being purchased, as evidenced by the Election to Purchase. Such Warrant Share certificate shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become the Holder of such Warrant Shares as of the date of the surrender of the applicable Warrant Certificate and payment of the Exercise Price Multiple. The Warrants evidenced by a Certificate shall be exercisable, at the election of the Holder, either as an entirety or from time to time for only part of the number of Warrants specified in the Certificate. In the event that less than all of the Warrants evidenced by a Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration of the Warrants, a new
Certificate shall be issued for the remaining number of Warrants evidenced by the Certificate so surrendered. All Certificates surrendered upon exercise of the Warrants shall be cancelled by the Company.

         6. Payment of Taxes: The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any such taxes which may be payable in respect of any transfer involved in the issue of any Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Certificate surrendered upon the exercise of a Warrant.

         7. Reservation and Issuance of Shares: The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but un-issued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants. Before taking any action which would cause an adjustment pursuant to Section 9 reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at the Exercise Price as so adjusted. The Company covenants that all Warrant Shares, which may be issued upon exercise of Warrants, will be validly issued, fully paid and non-assessable outstanding Warrant Shares of the Company or any successor.

         8. Mutilated or Missing Warrant Certificates: In case any Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and substitution for the Certificate lost, stolen or destroyed, a new Certificate, of the same series and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Certificate and indemnity, if requested, also satisfactory to it. Applicants for such substitute Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         9.   Adjustment of Exercise Price and Number of Shares Purchasable:
The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section 9.

             9.1  Decrease or Increase in Exercise Price Upon Subdivision or
Combination: If the Company shall at any time subdivide or combine the outstanding shares of its Common Stock, the Exercise Price in effect immediately prior to such subdivision or combination shall be proportionately increased in the case of a combination or decreased in the case of a subdivision, effective at the close of business on the date of such subdivision or combination, as the case may be. Upon each adjustment of the Exercise Price pursuant to this Section 9.1, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

              9.2 Merger: If the Company, at any time while any Warrants remain outstanding and not expired, determines that it shall consolidate with or merge into or with any other corporation, the Company shall so notify the Holder in writing at least thirty (30) days prior to such proposed merger or consolidation. Prior to the effective date of such merger or consolidation, the Holder shall have the right to exercise the Warrants then registered in its name, in whole or in part. If the Holder exercises such right, the shares of Common Stock issued pursuant to the Warrant exercise shall thereafter be exchangeable for securities of the surviving corporation on the same terms as those provided other holders of the Company's Common Stock. To the extent the Holder does not exercise all Warrants then so held before a merger or consolidation, such Warrants shall thereafter evidence the right of the Holder to purchase the number and kind of securities in respect of the surviving corporation as would have been issuable or distributable to the Holder had it exercised the unexercised portion of the Warrants immediately prior to such consolidation or merger.

             9.3 Distribution of Company Assets: If the Company shall make any distribution of its assets to the holders of its Common Stock as a partial or complete liquidating dividend, a return of capital or otherwise, the Holder shall be entitled, after occurrence of the record date for determining shareholders entitled to such distribution, but before the date of such distribution, to exercise any Warrants then owned and purchase any or all of the shares of Common Stock then subject hereto, and thereupon to receive the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined in good faith by the Company's Board of Directors) which would have been payable to such Holder had it been the holder of record of such shares of Common Stock on the referenced record date.

              9.4 Notice of Adjustments: Upon any adjustments of the Exercise Price aggregating more than $.01 per share, and any resulting increase or decrease in the number of shares of Common Stock purchasable upon the exercise of Warrants, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder, which notice shall state the Exercise Price as adjusted and the increased or decreased number of Warrant Shares purchasable upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation of each.

         10. Warrant Agent: The Company may, in its sole discretion, appoint any licensed securities transfer agent or national banking association to serve as Warrant Agent hereunder, pursuant to such terms and conditions as may be negotiated by such parties, but only to the extent that the same do not conflict with the terms of this Agreement. If such a Warrant Agent is appointed, the form of Warrant Certificate shall be revised to reflect such event.

         11.  Miscellaneous Provisions:

              11.1 Limitation of Rights Conferred: This Warrant Agreement does not confer upon the Holder of a Warrant Certificate any right as a shareholder of the Company, nor shall anything contained herein be deemed to affect the right or power of the Company to make adjustments, reclassifications, reorganizations other changes in and to its capital stock or business organization or to limit its right to merge or consolidate or to sell, transfer or liquidate all or any part of its business or assets.

              11.2 Shareholder Information: The Company shall send to the Holder, at the address of such Holder on the books of the Company, copies of all notices, reports or communications that the Company furnishes to the holders of shares of its Common Stock and, at least ten days prior to the record date therefore, written notice of any dividend declared by the Company (other than dividends payable in stock of the Company).

              11.3 Company Covenants: The Company covenants and agrees that;

(a) it will, from time to time, take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of the Common Stock issuable upon exercise of each Warrant; and

(b) subject to compliance with federal and state securities law requirements, all formalities required to permit transfer of title to such Warrant Shares free and clear of all claims, encumbrances and defects in title, in accordance with this Agreement, shall have been duly complied with; the Company shall have the right and power to sell and deliver all Warrant Shares in accordance with the terms hereof, and such sale and delivery will be valid in all respects.

             11.4 Company Representations and Warranties: The Company represents and warrants that:

(a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes its valid, binding and legal obligation, enforceable in accordance with the terms hereof, subject to bankruptcy and insolvency laws and laws effecting creditors' rights generally; and

(b) The Warrant Shares have been duly authorized and reserved and, when issued in accordance with the terms hereof, will be fully paid and non-assessable.

              11.5 Notices: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by facsimile or prepaid delivery or courier service:

(i)	      if to the Company:
                                    American Capital Holdings, Inc.
                                    100 Village Square Crossing
                                    Suite 202
                                    Palm Beach Gardens, FL. 33410
                                    Attention: Barney A. Richmond

(ii)          if to the Holder:

          _________________________________________

          _________________________________________

          _________________________________________

or to such other address as any such party may have designated by like notice forwarded to the other party hereto. Notwithstanding the foregoing, notices of change of address shall be furnished only when received.

             11.6 Entire Agreement; Amendments: This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly approved and executed by each party.

             11.7 Headings, Gender, Number: The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof. Words of gender used herein may be read as masculine, feminine, or neuter, as required by context, and words of number may be read as singularor plural, as similarly required.

             11.8 Severability: If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in any particular respect or under any particular circumstance, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            11.9 Application of Florida Law; Venue: Notwithstanding the place of execution of this Agreement, the parties expressly agree, to the extent not otherwise barred by applicable law, that all terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida and waive any objection, constitutional, statutory or otherwise, to a Florida court's taking jurisdiction of any dispute between them. By entering into this Agreement, the parties understand that they might be called upon to answer a claim asserted in a Florida court. Venue for the prosecution of any legal action brought hereunder shall lie in Palm Beach County, Florida.

          11.10 Counterparts: This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.11 Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting,defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).


AMERICAN CAPITAL HOLDINGS, INC.

By:

Its:

Print Name:

HOLDER

Sign:

Print Name:

Its:


                             Exhibit WA-1


                       WARRANT CERTIFICATE NO. ___
                            of
                  American Capital Holdings, Inc.
                     100 Village Square Crossing
                            Suite 202
                Palm Beach Gardens, Florida 33410

                   _______________________________________
              Representing a Right to Purchase _______ Shares of
                        the Company's Common Stock
                _______________________________________

         THIS WARRANT CERTIFICATE CERTIFIES THAT ______________ is the registered owner (the "Holder") of ________ Warrants (the "Warrants"), issued under a Warrant Agreement as adopted by the Board of Directors of American Capital Holdings, Inc., a Florida corporation (the "Company"), which is incorporated by reference in and made a part of this Certificate (and must be referred to for a description of the rights, limitations, obligations and duties of the Company and the Holder hereunder), to purchase from the Company ________ fully paid and non-assessable shares (the "Shares") of the Company's authorized common capital stock ("Common Stock"), for the cash price of Six Dollars ($6.00) per share (the "Exercise Price") if the Warrants are exercised on or before 5:00 p.m., Eastern Standard Time, on the date two years after the date of this Certificate (the "Expiration Date"), and, prior thereto, may be exercised at any time after issuance. The Exercise Price and the number of Shares issuable upon exercise of Warrants are subject to adjustment as described in the Warrant Agreement.

         The Warrants represented by this Certificate may be exercised by the Holder as to all or any lesser number of Shares upon surrender of this Certificate, together with a completed and executed Election to Purchase in the form attaching to this Certificate, on or before the Expiration Date, at the principal office of the Company (or at such other address as is designated in writing by the Company); and upon payment, by cash, certified check or cashier's check, payable to the Company, of a sum equal to the product of the Exercise Price multiplied by the number of Shares being purchased; provided, that no fractional share shall be issuable upon any such exercise and the Company shall return to the Holder any funds delivered for the purchase of any fractional Share. If this Certificate shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Certificate covering the number of Shares with respect to which this Certificate shall not have been exercised
(if such Shares are then purchasable hereunder).

Dated: ________________                 AMERICAN CAPITAL HOLDINGS, INC.

By:_______________________________________

its:________________________________________


Attest:_____________________________________
           Secretary




Exhibit EP-1

ELECTION TO PURCHASE

          (To be executed by Holder upon exercise of Warrant)
         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares and herewith tenders in payment for such Shares cash or a certified check, payable to the order of American Capital Holdings, Inc. in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate evidencing such Shares be registered in the name of the undersigned at the address currently maintained by the Company or otherwise as indicated in any properly completed and executed instruction which may accompany this Election and that such certificate be delivered to such addressee at such address.

         If the number of Shares being acquired is less than all purchasable hereunder, the undersigned requests that a new Certificate evidencing the remaining balance of the Warrants be registered in the name of and delivered to the undersigned at the address currently maintained by the Company or otherwise as indicated in any properly completed and executed instruction which may accompany this Election.



Date: _________________________      Signature: ______________________
         (Signature must conform in all respects to Identifying name of
      Holder as specified on the face of the           Warrant Certificate)
_______________________________          ________________________________
(Insert Social Security or Other Number           (Print Name)
of Holder)





Exhibit B

Subscription Agreement




                    SUBSCRIPTION AGREEMENT

                        Common Stock

                AMERICAN CAPITAL HOLDINGS, INC.
            100 Village Square Crossing, Suite 202
               Palm Beach Gardens, FL 33410


The undersigned hereby irrevocably requests the purchase of the number of shares of the common stock of American Capital holdings, Inc., a Florida corporation (the "Company") listed below. The undersigned acknowledges that subscriptions are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole discretion, any subscription.

ONCE A SUBSCRIPTION HAS BEEN DELIVERED TO THE COMPANY, THE SUBSCRIBER MAY NOT WITHDRAW THE SUBSCRIPTION, RECEIVE ANY OF HIS MONEY ON DEPOSIT IN THE SUBSCRIPTION ACCOUNT, OR REFUSE TO PURCHASE ANY OF THE SHARES OF COMMON STOCK REQUESTED IN HIS SUBSCRIPTION, WITHOUT THE APPROVAL OF THE COMPANY, UNLESS THE OFFERING IS WITHDRAWN, OR EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS. SEE "PLAN OF DISTRIBUTION."

If the Company rejects all or a portion of the requested subscription, the Company will refund to the undersigned by mail the amount remitted with the subscription.

The undersigned represents and warrants to the Company that he/she/it has received and had the opportunity to read a copy of the Prospectus for the offer and sale of the common stock. He/she/it further acknowledges that by requesting this representation and warranty, the Company does not intend to state or imply that failure to read the Prospectus will preclude him/her/it from asserting any rights under the Federal securities laws with respect to this offering.

To be effective, this Subscription Form, properly completed, must be actually received at the address listed above, before the expiration date, together with a check or money order for the appropriate amount, made payable to "American Capital Holdings, Inc."



Number of Shares _____________X $5.00 Per Share = Total Due $____________


How Shares are to be held:
                                  ___________________________________
( ) Individual                          Print Subscriber's Name
( ) Corporation
( ) Joint Tenants WROS
( ) Other (Specify)               ____________________________________
                                       Signature of Subscriber


                                 _____________________________________
                               Print Subscribers Name [if more than one]


                                 _____________________________________
                              Signature of Subscriber [if more than one]


                                 ____________________________________
                                           Mailing Address

                                 _____________________________________
                                        City, State and Zip Code

Social Security or
Federal I.D. No.


                    RECEIPT AND ACCEPTANCE


American Capital Holdings, Inc. hereby acknowledges receipt from the
subscriber of $_________ as payment in full for   shares of common stock
and accepts such applicant's above subscription.


                   AMERICAN CAPITAL HOLDINGS, INC.



                   By:_______________________________
                    Its President / Vice President